UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2015

ALTERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16617	77-0016691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Innovation Drive, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 544-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The following is a description of Altera Corporation’s 2015 Executive Bonus Plan (the “2015 Bonus Plan”) provided pursuant to paragraph (b)(10)(iii) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when no formal document contains the compensation information.

Effective March 1, 2015, the compensation committee of the board of directors of Altera Corporation (“Altera”) adopted Altera’s Bonus Plan for the 2015 fiscal year. The purpose of the 2015 Bonus Plan is to promote the interests of Altera and its stockholders by providing key employees with financial rewards upon achievement of specified business objectives, as well as to help Altera attract and retain key employees by providing attractive compensation opportunities linked to individual and company performance.

The Chief Executive Officer, Chief Financial Officer, the three other most-highly-compensated officers, as well as all other executive officers of Altera are eligible to participate in the 2015 Bonus Plan. Bonuses payable to the CEO and other officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (collectively, the “Executive Officers”) under the 2015 Bonus Plan will be determined by the compensation committee.

The target and maximum bonus percentages (both of which are percentages of base salary) that may be earned by each of the Executive Officers are as follows:

POSITION	BONUS TARGET %	BONUS MAXIMUM PAYOUT %
CEO	150.0	375.0
CFO	80.0	200.0
Senior Vice President, Strategy and Corporate Marketing	75.0	187.5
Senior Vice President, Worldwide Operations and Engineering	80.0	200.0
Senior Vice President, Research and Development	80.0	200.0
Senior Vice President, Human Resources	75.0	187.5
Senior Vice President, Worldwide Sales	100.0	250.0
Senior Vice President, General Counsel and Secretary	75.0	187.5
Senior Vice President, Business Units	80.0	200.0

The exact amount payable to an Executive Officer under the 2015 Bonus Plan will be determined at the sole discretion of the compensation committee. In exercising this discretion, the compensation committee will take into account Altera’s operating income as a percentage of revenue as measured by net sales for 2015 (the “Operating Margin Metric”) and the individual Executive Officer’s performance during the year.

For the purpose of determining the Operating Margin Metric, “operating income” is defined as earnings before interest and other income, interest expense and taxes (including the expense associated with the 2015 Bonus Plan payout) divided by net sales. “Net sales” is defined consistently with the convention used in Altera’s reporting to the U.S. Securities and Exchange Commission.

The compensation committee will have discretion to exclude significant, non-recurring items, as well as amounts attributable to Altera’s non-qualified deferred compensation plan, from the calculation of the Operating Margin Metric. Significant non-recurring transactions are defined as items that could have a material effect on the outcome of the calculated bonus, are unusual in nature and occur infrequently. For purposes of the calculation, items are deemed to have a material effect if they have a positive or negative impact on net sales or operating margin income of greater than 1% of net sales or $10 million for the full year impact (net of any resulting dollar savings) of each type of unusual or infrequently occurring item (whether they occur in one or more transactions). Unusual in nature refers to those transactions or events that possess a high degree of abnormality and are of a type clearly unrelated to, or only incidentally related to, the ordinary and typical activities of Altera and the industry. Infrequency of occurrence refers to events or transactions of a type that would not reasonably be expected to recur in the foreseeable future based on the nature of Altera’s normal operations and the industry. Examples of significant, non-recurring items that the compensation committee may elect to exclude from the calculation of the Operating Margin Metric include, but are not limited to, the following: (1) restructuring charges as defined by U.S. GAAP; (2) business combinations as defined by U.S. GAAP; (3) asset impairment or discontinuation of operations recognized under U.S. GAAP; (4) earthquake, tsunami, flood, hurricane, typhoon, or fire resulting in an expense recognized under U.S. GAAP; and (5) other significant non-recurring transactions as appropriate.

After the close of the 2015 fiscal year, the compensation committee will approve the 2015 Bonus Plan funding to be used in calculating bonuses. The compensation committee intends to fund the 2015 Bonus Plan at a minimum of 40% of the target funding amount. The target funding amount is based on Altera’s target operating margin percentage as well as the number and salaries of participants in the 2015 Bonus Plan. The actual funding of the 2015 Bonus Plan will be determined by the compensation committee in its sole discretion taking into account Altera’s actual operating margin results for 2015 as follows:

OPERATING MARGIN TARGET RANGE:	below	– 4%	– 3%	– 2%	– 1%	Operating Margin Target	+1%	+2%	+3%	+4%	+5%	above
FUNDING PERCENTAGE:	40%	40%	60%	80%	95%	100%	110%	120%	140%	170%	200%	200%

If Altera’s actual operating margin results do not appear on the above table, funding will be calculated on a linear proportional basis.

Potential bonus payouts under the 2015 Bonus Plan will be calculated by multiplying the applicable funding percentage times the Executive Officer’s bonus target percentage and base salary. The compensation committee will then have the discretion to increase (up to the bonus maximum payout percentage), decrease or eliminate the actual amount payable under the 2015 Bonus Plan based on the Executive Officer’s performance during the year, including his or her performance against goals that have been approved by the compensation committee.

In evaluating the performance of the Executive Officers other than the CEO, the compensation committee may take into account the CEO’s evaluation of whether an individual has met his or her performance goals and the CEO’s subjective assessment of overall performance. In evaluating the performance of the CEO, the compensation committee may take into account the CEO’s self-assessment as well as the assessment of the independent members of the board of directors. The compensation committee’s determination as to whether individual performance goals have been met may be subjective in nature.

Payment of bonuses, if any, will be made in February or March of 2016. Bonuses normally will be paid in cash in a single lump sum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERA CORPORATION

/s/ Katherine E. Schuelke
Katherine E. Schuelke
Senior Vice President, General Counsel and Secretary

Dated: March 3, 2015